SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Gannett Co., Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Douglas H. McCorkindale

Chairman, President
and Chief Executive Officer

March 18, 2003

Dear Shareholder:

      On behalf of your Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders to be held on Tuesday, May 6, 2003, at 10:00 a.m. at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia.

      At this meeting you will be asked to vote for the election of three directors, for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003, and for an amendment to the Company’s Omnibus Incentive Compensation Plan. These matters are discussed in detail in the attached proxy statement.

      Your Board of Directors believes these three proposals are in the best interests of the Company and its shareholders and recommends that you vote for them.

      We have also included in this year’s proxy statement an update on corporate governance matters.

      It is important that your shares be represented at the meeting whether or not you plan to attend. Please note that this year you may vote your shares by telephone, online or by mail. The toll-free telephone number, Internet address and instructions for voting are shown on the enclosed proxy card. Alternatively, you can vote by signing and dating the proxy card and returning it in the envelope provided.

      An admission ticket is required for attendance at the Annual Meeting. Please see page 1 of the proxy statement for instructions about obtaining tickets.

      Thank you for your continued support.

Cordially,

Douglas H. McCorkindale

      7950 Jones Branch Drive, McLean, Virginia 22107 (703) 854-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 6, 2003

To Our Shareholders:

      The 2003 Annual Meeting of Shareholders of Gannett Co., Inc. will be held at the Company’s headquarters, 7950 Jones Branch Drive, McLean, Virginia, at 10:00 a.m., local time, on May 6, 2003 for the following purposes:

(1)	to consider and act upon a proposal to elect three directors to the Company’s Board of Directors;

(2)	to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2003 fiscal year;

(3)	to consider and act upon a proposal to amend the Company’s Omnibus Incentive Compensation Plan to increase the number of shares of common stock that may be issued under the Plan; and

(4)	to transact such other business, if any, as may properly come before the meeting.

      The Board of Directors has set the close of business on March 7, 2003 as the record date to determine the shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

      YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE USING THE INTERNET OR BY TELEPHONE, OR VOTE BY SIGNING AND DATING THE PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

By Action of the Board of Directors

Thomas L. Chapple
Secretary

McLean, Virginia

March 18, 2003

PROXY STATEMENT

2003 ANNUAL MEETING OF SHAREHOLDERS

May 6, 2003

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gannett for the 2003 Annual Meeting of Shareholders to be held on May 6, 2003 at 10:00 a.m., local time, at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia 22107.

Who Can Vote

      Shareholders of record on March 7, 2003 may attend and vote at the 2003 annual meeting or have their votes by proxy counted if they do not attend in person. On that date, there were 268,234,922 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on March 7, 2003 will constitute a quorum to conduct business. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are not voted by the broker or other nominee (“broker non-votes”) on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote with respect to those matters for which no vote is cast.

      Admission to the meeting is by ticket only. We will provide each shareholder with one admission ticket. Either you or your proxy may use your ticket. If you are a shareholder of record and plan to attend the meeting, please complete and mail the enclosed post card to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the meeting, you will need to send a written request for a ticket, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership, to: Secretary, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107. Requests for admission tickets will be processed in the order in which they are received and must be received by no later than April 29, 2003. If you decide later not to attend the meeting, please return your ticket to the Secretary, Gannett Co., Inc. at the above address.

      A list of shareholders entitled to vote at the 2003 annual meeting will be open to examination by any shareholder, for any purpose germane to the 2003 annual meeting, during normal business hours for a period of ten days before the 2003 annual meeting and during the 2003 annual meeting at the Company’s offices at 7950 Jones Branch Drive, McLean, Virginia 22107.

      This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about March 21, 2003.

Help Your Company Reduce Costs

      To help the Company reduce costs related to our annual meeting, we ask all shareholders who vote via the Internet to consent to electronic delivery of mailings related to future annual shareholder meetings. Companies may make their proxy statements and annual reports available online and eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you can consent online when you vote. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

Voting Procedures

      You may grant a proxy by signing a proxy card, by telephone or by using the Internet. Shares represented by proxies will be voted as directed by the shareholder. Unless you direct otherwise, your shares will be voted FOR the Board’s three nominees for the Board of Directors, FOR the ratification of the appointment of the independent auditors, and FOR the proposal to amend the Company’s Omnibus Incentive Compensation Plan. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the meeting and voting in person, or by notifying the Company before the meeting that you want to revoke your proxy. Votes submitted via the Internet or by telephone must be cast by 10:00 a.m., Eastern time on May 5, 2003. Votes submitted by mail must be received on or before May 5, 2003. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote in person if you decide to attend the 2003 annual meeting.

     How to Vote by Phone:

•	Have your proxy card in hand when you call.

•	You can use any touch tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 10:00 a.m. on May 5, 2003.

•	Dial 1-800-240-6326.

•	You will be prompted to enter the 3-digit Company Number and your 7-digit Control Number which are located in the box in the upper right-hand corner of your proxy card, and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros. Then follow the simple voting instructions.

     How to Vote by the Internet:

•	Have your proxy card in hand.

•	You can use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 10:00 a.m. on May 5, 2003 at http://www.eproxy.com/gci/.

•	You will be prompted to enter the 3-digit Company Number and your 7-digit Control Number which are located in the box in the upper right-hand corner of your proxy card, and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and obtain an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank. Then follow the simple voting instructions.

•	You will have the option to consent to receipt via the Internet of all materials related to future annual meetings.

     How to Vote by Mail:

•	Mark, sign and date the proxy card accompanying this proxy statement and return it in the enclosed postage-paid envelope.

•	Votes submitted by mail must be received on or before May 5, 2003.

      The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. The Company has been advised that these Internet and telephone voting procedures are consistent with the requirements of applicable law.

      If you participate in the Company’s Dividend Reinvestment or 401(k) Plans, your shares of common stock in those plans can be voted on the proxy card accompanying this proxy statement, by telephone or via the Internet. If no instructions are given by you, shares held in the Dividend Reinvestment Plan will not be voted. All shares in the 401(k) Plan for which no instructions are received will be voted by the trustee of the 401(k) Plan in the same proportion as shares for which the trustee receives instructions.

CORPORATE GOVERNANCE

       Your Company is dedicated to establishing and maintaining the highest standards of corporate governance. Over the past several months, the Board of Directors has implemented a number of corporate governance measures designed to serve the long-term interests of our shareholders and employees. In response to rule proposals by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”), we have re-evaluated and made changes to the charters of our key committees and to our Ethics Policy. As all shareholders are aware, there has been a dramatic and continuing evolution of ideas about sound corporate governance. Your Company has acted promptly to implement many concepts embodied in rule proposals, as well as the actual requirements of rules adopted, and your board will continue to evaluate, and improve upon as appropriate, Gannett’s corporate governance principles and policies.

      In light of these recent developments, we have added this section to this year’s proxy statement to bring you up-to-date with respect to our efforts to assure that your Company is governed by the highest standards.

     Principles of Corporate Governance

      On October 22, 2002, the Board adopted Principles of Corporate Governance. The Principles of Corporate Governance address a number of topics, including director qualification standards, director orientation and continuing education, director compensation, time requirements, management succession, annual board self-evaluations, financial controls and reporting, and the First Amendment to the U.S. Constitution. The Company believes that its Principles of Corporate Governance comply with the NYSE’s proposed rules.

      The Nominating and Public Responsibility Committee will review the Principles of Corporate Governance on a regular basis, and the Board of Directors will review any proposed additions or amendments to the Principles of Corporate Governance. The Principles of Corporate Governance are posted on the Company’s website at http://www.gannett.com. You may also obtain a copy of the Principles of Corporate Governance without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary.

     Gannett Ethics Policy

      Also in response to the rule proposals, the Board of Directors and the Audit Committee have adopted various amendments to Gannett’s long-standing Ethics Policy (the “Policy”). The Policy is a code of conduct and ethics applicable to every Gannett director, officer and employee. The Policy sets forth the Company’s policies and expectations on a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. Neither the Board of Directors nor any Board committee has ever granted any waivers of the Policy. The Company believes that the Policy complies with the NYSE’s rules as proposed. In addition, the Company believes that the Policy complies with the SEC’s requirements for public company codes of ethics for senior officers because the Policy applies equally to all of the Company’s directors, officers and employees, including the Company’s senior financial officers and principal executive officer, and covers those matters specified by the SEC’s rule.

      The Company has also been proactive in implementing the SEC’s proposed “whistleblower” procedures by establishing formal procedures for receiving and handling complaints from employees. The Company has had for a number of years a telephone hotline for employees to submit their concerns regarding violations or suspected violations of law. The Company now makes this same hotline available for reporting questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential, anonymous basis. Employees or others can call 1-800-234-4206 to report concerns. Any concerns regarding accounting or auditing matters reported to this hotline will be communicated to the Audit Committee.

      The Audit Committee will review the Policy on a regular basis, and propose or adopt additions or amendments to the Policy as appropriate. The Policy is, and any additions or amendments to, or waivers of, the Policy will be, posted on the Company’s website at http://www.gannett.com. You may also obtain a copy of the Policy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary.

     Independent Directors and Board Committees

      The NYSE’s proposed rules include a requirement that a majority of directors of NYSE-listed companies be “independent” and the NYSE proposal contains a new, stricter definition of “independent.” For a director to be “independent” under the NYSE’s proposed rules, the Board of Directors would need to affirmatively determine that such director has no material relationship with Gannett (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Gannett). In addition, a person cannot be an independent director until a period of five years has elapsed from the time such person (or any of his or her immediate family members) was an employee of Gannett, affiliated with or employed by the present or former auditors of Gannett, or part of an interlocking directorate in which an executive officer of Gannett served on the compensation committee of another company that concurrently employed the person. On August 7, 2002, the Board of Directors of the Company determined that all seven of the Board’s non-management members, a clear majority of the eight-member Board, are “independent” directors for the purposes of the NYSE’s proposed rules.

      Consistent with the NYSE’s proposed rules, the Principles of Corporate Governance call for the independent directors to meet in regularly scheduled executive sessions without management as they deem appropriate. The independent directors will rotate annually serving as the presiding director at the executive sessions. Meredith A. Brokaw will be the presiding director at the executive sessions in 2003. The Company’s independent directors met in an executive session in February 2003, with Mrs. Brokaw presiding, and will meet in executive sessions as appropriate throughout 2003. The presiding director will also preside at meetings of the full Board if the Chairman is not present and will take a lead role, in conjunction with the Chairman, in the Board’s self-evaluation process. Interested parties may communicate their concerns directly with either the presiding director or the independent directors as a group by writing to either the Presiding Director or the Independent Directors, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107.

      The NYSE’s proposed rules, as well as recently proposed SEC rules, impose additional independence requirements for all members of the audit committee. The Board has implemented the SEC and NYSE proposed rules by amending the Audit Committee charter to include the requirement that all of its members be independent. Each of the current members of the Audit Committee meets these additional independence requirements. The NYSE’s proposed rules add to the “independence” requirement for audit committee membership the requirement that director’s fees are the only compensation an audit committee member may receive from the Company. In addition, the rules proposed by the SEC for determining whether an audit committee member is “independent” set forth two basic criteria. First, audit committee members would be barred from accepting – directly or indirectly – any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. Commentary included in the SEC proposal also provides that payments for services to law firms, accounting firms, consulting firms, investment banks or similar entities in which audit committee members are partners or hold similar positions are the kinds of compensatory payments that were intended to be precluded. The second basic criterion for determining independence provides that a member of an audit committee of a company may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee.

      In addition, the Audit Committee determined that Karen Hastie Williams’s membership on four other public company audit committees not only does not impair her ability to serve effectively as chair of Gannett’s Audit Committee, but in fact is beneficial to Gannett due to the breadth and depth of experience Ms. Williams gains from membership on those other committees. The Audit Committee recommended to the Board that it make the same determination, and the Board concurred with the Committee’s recommendation.

      The Board has also amended the Executive Compensation Committee charter to include a requirement that all of its members be independent and to add provisions that address, among other things, the compensation policy of the Committee (which is included in the Report of the Executive Compensation Committee on page 11), the Committee’s duties and responsibilities, which includes reviewing and approving on an annual basis corporate goals and objectives relevant to CEO compensation, and Committee reporting to the Board.

      With respect to the Nominating and Public Responsibility Committee (formerly, the Management Continuity Committee), the NYSE rule proposal, if adopted, would require that this committee have at least one independent member within one year, and be comprised entirely of independent directors within two years. The Nominating and Public Responsibility Committee is comprised of three independent directors and Mr. McCorkindale, the Chairman, President and Chief Executive Officer of Gannett. Traditionally, the Chief Executive Officer of Gannett has served on this committee. If the NYSE’s proposed rules regarding committee member independence are approved and implemented, Mr. McCorkindale will step down from his position on the Nominating and Public Responsibility Committee when required to do so, and the Board will amend the Committee’s charter accordingly. In the meantime, the Committee’s charter has been amended to comply with certain of the NYSE’s proposed rules, including the requirements that the charter reflect the Board’s criteria for selecting new directors and oversight of the evaluation of the Board and management, provide for an annual performance evaluation of the Committee, and address Committee reporting to the Board.

      The written charters for the Audit Committee, the Executive Compensation Committee, and the Nominating and Public Responsibility Committee are posted on the Company’s website at http://www.gannett.com. Also, the Audit Committee charter is attached to this proxy statement as Appendix A.

PROPOSAL 1—ELECTION OF DIRECTORS

Your Board

      The Board of Directors is composed of eight directors, only one of whom is an employee of the Company. The By-laws of the Company provide that each director must own at least one thousand shares of Gannett stock, and each director currently meets or exceeds this requirement.

      The Board of Directors conducts its business through meetings of the Board and its four committees: the Audit Committee, the Executive Committee, the Executive Compensation Committee, and the Nominating and Public Responsibility Committee.

      The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints the Company’s independent auditors. The Audit Committee members are Karen Hastie Williams, Chair, H. Jesse Arnelle, Stephen P. Munn and Solomon D. Trujillo. This Committee met five times during 2002.

      The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law. The Executive Committee members are Douglas H. McCorkindale, Chair, James A. Johnson, and Karen Hastie Williams. This Committee did not meet during 2002.

      The Executive Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company, including administering the Company’s executive incentive plans. The Executive Compensation Committee members are James A. Johnson, Chair, Stephen P. Munn, and Karen Hastie Williams. This Committee met four times during 2002.

      The Nominating and Public Responsibility Committee is charged with identifying individuals qualified to become board members, recommending to the Board candidates for election or reelection to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors the Company’s human resource practices, including its performance in diversity and equal employment opportunity, monitors the Company’s performance in meeting its obligations of fairness in internal and external matters, and takes a leadership role with respect to the Company’s corporate governance practices. In making recommendations for directors for the 2004 annual meeting, the Nominating and Public Responsibility Committee may consider any written suggestions of shareholders received by the Secretary of the Company by February 4, 2004. The Nominating and Public Responsibility Committee members are Meredith A. Brokaw, Chair, H. Jesse Arnelle, Douglas H. McCorkindale and Donna E. Shalala. This Committee (and its predecessor, the Management Continuity Committee) met two times during 2002.

      The Board of Directors held seven meetings during 2002, and each of the directors attended all of the meetings of the Board and each committee on which he or she served, including Mr. Trujillo after his election to the Board on May 7, 2002, except that Mr. Johnson was unable to attend the May 7, 2002 meeting.

Nominees

      The Board is divided into three classes, as equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. H. Jesse Arnelle, Solomon D. Trujillo, and Karen Hastie Williams have been nominated for election this year to the class with a three-year term that will expire at the 2006 annual meeting of shareholders. All three nominees are currently directors. If they are elected, their terms will continue until the 2006 annual meeting or until their successors are elected. The Company’s By-laws provide that a director must retire on or before the annual meeting following his or her 70th birthday or, in the case of directors who are also employees, his or her 65th birthday. Mr. Arnelle, if elected this year, would retire at the 2004 annual meeting, as he turns 70 after this year’s annual meeting.

      The Board believes that all nominees will be available and able to serve as directors. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

      The three nominees receiving the highest number of votes will be elected. If a shareholder, present in person or by proxy, withholds a vote from one or more directors, the shareholder’s shares will not be counted in determining the votes for those directors. If a shareholder holds shares in a broker’s account and has given specific voting instructions, the shares will be voted as the shareholder directs. If no instructions are given, under New York Stock Exchange rules the broker may decide how to vote on the Board nominees.

Approval of Proposal 1

      The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

      The principal occupations and business experience of the Board’s nominees and of the continuing directors are described below.

      The following have been nominated for election at the 2003 Annual Meeting for a term that ends at the 2006 Annual Meeting:

H. Jesse Arnelle

      Mr. Arnelle, 69, is of counsel to Womble, Carlyle, Sandridge & Rice, Winston-Salem, North Carolina. He was senior partner at the law firm of Arnelle, Hastie, McGee, Willis & Greene from 1985 to 1995, and was of counsel to that firm from 1995 to 1997. He is a director of FPL Group, Inc., Textron Corporation, Eastman Chemical Co., Armstrong World Industries, Waste Management, Inc. and the Metropolitan Life Series Fund. He has been a director since 1999.

Solomon D. Trujillo

      Mr. Trujillo, 51, is Chief Executive Officer of Orange, S.A. and serves on Orange’s Board of Directors. He was Chairman, President and Chief Executive Officer of Graviton, Inc. from 2000 to February 2003 and was Chairman, President and Chief Executive Officer of US West from 1998 to 2000. Mr. Trujillo is a director of PepsiCo. Inc. and Target Corporation. He has been a director since 2002.

Karen Hastie Williams

      Ms. Williams, 58, is a partner at the law firm of Crowell & Moring, Washington, DC. Ms. Williams is a director of The Chubb Corporation, Continental Airlines, Inc., SunTrust Banks, Inc. and WGL Holdings, Inc., the parent company of Washington Gas Light Company, trustee of the Fannie Mae Foundation, and Public Life Member of the Internal Revenue Service Oversight Board. She has been a director since 1997.

      The following directors are serving on the Board for a term that ends at the 2004 Annual Meeting:

James A. Johnson

      Mr. Johnson, 59, is Vice Chairman of Perseus LLC. He served as Chairman of the Board of Directors of Fannie Mae in 1999 and was Chairman and Chief Executive Officer of Fannie Mae from February 1991 through 1998. He is a director of Target Corporation, The Goldman Sachs Group, Inc., Temple-Inland Corporation, United Health Group and KB Home Corporation. He also is Chairman of the John F. Kennedy Center for the Performing Arts, Chairman of the Board of Trustees of The Brookings Institution and Co-Chairman of the President’s Commission on the United States Postal Service. He has been a director since 2000.

Douglas H. McCorkindale

      Mr. McCorkindale, 63, is Chairman, President and Chief Executive Officer of Gannett. He was President, Chief Executive Officer and Vice Chairman from June 2000 to January 2001 and Vice Chairman and President from 1997 to June 2000. He was Vice Chairman and Chief Financial and Administrative Officer from 1985 to 1997. He has served the Company in various other executive capacities since 1971. He is a director of Continental Airlines, Inc., Lockheed Martin Corporation and a director or trustee of a number of investment companies in the family of Prudential Mutual Funds. He has been a director since 1977.

Stephen P. Munn

      Mr. Munn, 60, is Chairman of Carlisle Companies, Inc. and serves on Carlisle’s Board of Directors. He was Chairman, President and Chief Executive Officer of Carlisle from 1993 to February 2001 and President and Chief Executive Officer from 1988 to 1993. He is a director or trustee of a number of investment companies in the family of Prudential Mutual Funds. He has been a director since 2001.

      The following directors are serving on the Board for a term that ends at the 2005 Annual Meeting:

Meredith A. Brokaw

      Mrs. Brokaw, 62, is the founder of Penny Whistle Toys, Inc., in New York City, and is the author of children’s books. She is a director of Conservation International, Washington, DC. She has been a director since 1983.

Donna E. Shalala

      Ms. Shalala, 62, has served as President of the University of Miami since 2001. She was Secretary of the United States Department of Health and Human Services from 1993 to 2001. Ms. Shalala is a director of UnitedHealth Group and Lennar Corporation. She has been a director since 2001.

Compensation of Directors

      The Company pays its directors an annual fee and meeting fees. The annual fee is $45,000. Each director receives $1,500 for each Board meeting attended. Each committee chair also receives an annual fee of $5,000 and each committee member, including the chair, as well as any other director attending a committee meeting at the committee’s invitation, receives $1,000 for each committee meeting attended. Mr. McCorkindale, the only director who also is an employee of the Company, receives no director fees. Directors may elect to defer their fees under the Deferred Compensation Plan, which provides for ten deemed investment options, including mutual funds and a Gannett common stock fund. Under the 2001 Omnibus Incentive Compensation Plan, directors Arnelle, Brokaw, Johnson, Munn, Shalala, Trujillo and Williams were granted options to purchase 3,500 shares of the Company’s common stock in 2002. The Company intends to grant other awards to directors in the future.

      In 1987, the Company established a Retirement Plan for Directors in which non-employee members of the Board of Directors could participate. In 1996, the Board terminated this Plan as to any new directors. Only one current director, Mrs. Brokaw, participates in the Plan, and her annual benefit under the Plan is equal to 100% of her highest annual cash compensation during the ten years of service preceding her retirement from the Board. Retirement payments will be made each quarter for 10 years except for a lump sum payment in the event of death.

Certain Relationships

      In 2002, the Company used the services of the law firm of Womble, Carlyle, Sandridge & Rice, to which Mr. Arnelle is of counsel, for several minor matters. Total legal fees incurred by the Company for these matters were less than $10,000. Management believes that this relationship was on terms that were reasonable and in the best interest of the Company. In light of the SEC’s January 2003 proposed rule regarding independence of audit committee members, Mr. Arnelle’s law firm has not provided any services to the Company nor been paid any fees by the Company in 2003, and will not be engaged or paid any fees as long as Mr. Arnelle serves on the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

       The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints the Company’s independent auditors, which appointment may be ratified by the shareholders. The Audit Committee is also responsible for reviewing compliance with the Company’s Ethics Policy and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for senior financial officers or the chief executive officer, and has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a formal written charter, a copy of which is included as Appendix A to this proxy statement, that has been adopted by the Board of Directors.

      The Audit Committee members are Karen Hastie Williams, Chair, H. Jesse Arnelle, Stephen P. Munn, and Solomon D. Trujillo, who are all independent directors. The Board of Directors determined at its December 3, 2002 meeting that Ms. Williams’ membership on four other audit committees does not impair her ability to effectively serve as Chair of the Audit Committee. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Committee’s members in business, financial and accounting matters.

      The Audit Committee has implemented a number of corporate governance measures in response to rules recently proposed and/or adopted by the SEC and the NYSE. The Audit Committee approved certain amendments to its charter, including the requirement that all of its members be independent and that it be responsible for establishing procedures for the reporting of accounting or auditing concerns, and recommended each of these amendments to the Board for approval. The Audit Committee also adopted various amendments to the Company’s Ethics Policy to comply with the SEC adopted rules and the NYSE proposed rules. Each of the current members meets the additional independence requirements proposed by the SEC and NYSE.

      The Audit Committee has received from the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”), written disclosures regarding PwC’s independence as set forth in Independence Standards Board Standard No. 1, including a detailed statement of the relationships between PwC and the Company that might bear on PwC’s independence, and has discussed with PwC its independence. The Audit Committee has considered whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC has stated that it believes that it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The Audit Committee concurs, and has approved all non-audit services provided by PwC in 2002 and proposed to be provided by PwC in 2003. In addition, the Audit Committee delegated to Ms. Williams the authority to approve up to $100,000 in non-audit services by PwC, in the aggregate at any time, provided she reports such approved items to the full committee at its next scheduled meeting. The Audit Committee also has discussed with PwC the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90, including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, PwC’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements. The Audit Committee has reviewed and discussed the Company’s audited financial statements with the internal auditors, PwC and management. The Audit Committee also appointed PwC as the Company’s independent auditors for the 2003 fiscal year, and the Board concurred with such appointment.

      Fees billed to the Company by PwC for fiscal year 2002 were:

           Audit fee.—$1,275,800

           Financial information systems design and implementation fees.—None

           All Other Fees*—$1,179,744

*	All other fees relate to additional attest services, tax services and employee benefit services.

      In connection with its activities, the Audit Committee has advised the Board as follows:

      The Audit Committee met with management, the Company’s internal auditors and representatives of PwC in connection with its review of the Company’s audited financial statements for the year ended December 29, 2002. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with PwC regarding its independence under Standards Board Standard No. 1 and the matters required to be discussed under Statements on Auditing Standards No. 61 and No. 90, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K and the Board has approved that recommendation.

Audit Committee

Karen Hastie Williams, Chair
H. Jesse Arnelle
Stephen P. Munn
Solomon D. Trujillo

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for our fiscal year ending December 28, 2003. The Board of Directors is submitting the selection of independent auditors for shareholder ratification at the 2003 annual meeting.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the 2003 annual meeting and available to respond to appropriate questions from shareholders.

      Our By-laws do not require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. We are seeking ratification because we believe it is a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP as the Company’s independent auditors. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

Approval of Proposal 2

      The Board of Directors recommends that the shareholders of the Company vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current year. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

       The Executive Compensation Committee (the “Committee”) has the overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company. To that end, the Committee has the responsibility, power and authority to set the compensation and benefits of elected officers and senior executives, determine distribution and grant awards under and administer the Company’s various stock option and incentive plans. The Committee is composed entirely of independent directors. In 2002, the Committee consisted of James A. Johnson, Chair, Stephen P. Munn and Karen Hastie Williams.

The Elements of Compensation at Gannett

      The compensation program for executive officers is composed of three elements: salaries, annual bonuses and long-term stock awards under the 2001 Omnibus Incentive Compensation Plan (the “2001 Plan”).

      The following Compensation Policy guides the Committee in its compensation decisions:

Compensation Policy

The Board of Directors of Gannett believes that compensation of employees should be fair to both employees and shareholders, externally competitive, and designed to align very closely the interests of employees with those of the shareholders.

The Gannett executive compensation program is designed to attract, motivate, reward and retain superior management talent.

The Executive Compensation Committee places heavy emphasis on pay for performance. The Committee believes substantial portions of total compensation should be at risk. Likewise, outstanding performance should lead to substantial increases in compensation.

Compensation Decisions in 2002

      In making its compensation decisions for 2002, the Committee considered the Company’s performance in the following areas: earnings per share, operating income as a percentage of sales, return on assets, return on equity, operating cash flow, stock price, and market value—all in light of very adverse economic conditions. In addition, the Committee considered management’s recommendations for individual compensation awards. The Committee also compared the Company’s performance to that of its competitors and noted that the Company posted strong results for the year despite a soft economic environment. The Company’s operating income and operating cash flow—defined as operating income plus depreciation and amortization—margins for its newspaper and broadcasting segments were among the best in the industry. Companies with comparable revenues or profits in other industries also were surveyed to ensure that executive compensation was competitive in the overall marketplace. The Committee believes that the Company should compensate its executives better than its competitors in order to continue attracting and retaining the most talented people. (References to “competitors” are to the S&P 500 Publishing Index companies named on page 16.)

      While the Committee considered these individual and Company performance factors in making individual compensation decisions, the Committee applied its own business judgment in making final determinations.

      In 2002, the Committee continued to emphasize key executives’ ownership of common stock as a component of their compensation. Stock compensation includes (i) stock ownership guidelines for all executive officers, (ii) long-term awards under the 2001 Plan, and (iii) payment of 25% of an executive’s bonus in Gannett common stock under the 2001 Plan. In July 2000, the Committee increased the executive stock ownership guidelines for the Company’s Chief Executive Officer and four other most highly compensated executive officers from three to five times their salary range midpoint and increased the guideline for other key executives from one to two times their salary range midpoint. Most executives exceed these guidelines, with the exception of executives who either recently have been promoted and, consequently, are subject to a higher minimum ownership threshold or executives who exceeded the original guidelines and are working towards fulfilling the revised ones.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to the Company’s chief executive officer and four other most highly compensated executive officers for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Committee has structured, and intends to continue to structure, performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. However, the Committee reserves the authority to award non-deductible compensation in other circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. For 2002, a portion of the compensation paid to Mr. McCorkindale in the form of salary was not deductible under Section 162(m).

Base Salaries: To Attract and Retain Management Talent

      Base salaries are designed to help attract and retain management talent. To ensure that salary ranges are competitive in the overall marketplace, salary ranges are periodically compared to the salaries paid for comparable positions by the Company’s competitors, with other companies of comparable size in the media industry and with companies with comparable revenues or profits in other industries. The Company is significantly larger than its competitors, and in 2002 it achieved comparatively strong earnings and earnings per share performances. These factors have led the Company to attempt to place its management salaries above the median for the comparative companies.

      In establishing 2002 salaries for executive officers, the Committee also considered the Company’s performance, individual performance and experience, and the Chief Executive Officer’s recommendations. The most important factor was the Committee members’ business judgment about the appropriate level of salary to retain, motivate and reward individual executives. Due to the challenging economic conditions, however, the senior executive officers’ salaries were not increased in 2002, except for that of Mr. Dubow, who was promoted to President and CEO/Broadcasting Division in 2002. The salaries for the Company’s Chief Executive Officer and four other most highly compensated executive officers in 2001 and 2002 were as follows:

Name	2001 Salary	2002 Salary

Douglas H. McCorkindale	$1,600,000	$1,600,000
Gary L. Watson	$660,000	$660,000
Larry F. Miller	$560,000	$560,000
Thomas Curley	$500,000	$500,000
Craig A. Dubow	$383,750	$450,000

Executive Incentive Bonuses: To Motivate Year-to-Year

      The Committee believes that annual bonuses motivate executive officers and reward them for good performance. The goal of the 2001 Plan is to reward higher performing operating units and individuals with a greater percentage of the total available bonus pool. The performance bonuses for 2002 for the Chief Executive Officer, the four other most highly compensated executive officers, and other senior executives are based on individual and Company performance.

      For other executives, the bonuses for 2002 were determined on the basis of individual and operating unit performance in the areas of profit, product and people. The Committee’s review of the bonuses was based on its knowledge of the Company, its contact with the executives throughout the year and a review of performance. No relative ranking of these various factors was applied.

      To further the Committee’s goal of increasing the stock ownership by key executives, 25% of the bonuses for 2002 for 29 senior executives were paid to them in the form of Gannett common stock under the 2001 Plan rather than cash. This continues a practice established in 1994. Mr. Miller received his entire bonus in cash, although he will defer a portion of his 2003 salary to acquire Gannett stock until his retirement in June 2003. Mr. McCorkindale also received his entire bonus in cash, although he will defer an amount of his salary equal to 25% of his bonus during 2003 and invest that amount in the Company’s common stock. Mr. McCorkindale’s salary deferral will decrease the amount of his salary that is not deductible by the Company under Section 162(m).

      As noted in last year’s proxy statement, the Company’s top executives, including the Company’s Chief Executive Officer and four other most highly compensated executive officers, received smaller bonuses overall in 2001 due to the economic downturn, despite the Company’s strong performance that year. Although economic conditions remained challenging in 2002, Mr. McCorkindale recommended that the Committee increase, and the Committee agreed to increase, the overall bonuses for the 2002 fiscal year to recognize the Company’s strong perform-

ance in a challenging environment and to reward the extraordinary effort made by the Company’s other top executives, including the four other most highly compensated executive officers. Mr. McCorkindale made no recommendation as to his own bonus, which was determined by the Committee based on the factors discussed below under “Chief Executive Officer Compensation.” The pre-tax value of the bonuses awarded to the Company’s Chief Executive Officer and four other most highly compensated executive officers are as follows:

	2001 Bonus		2002 Bonus

Name	Cash	GCI Shares	Cash	GCI Shares

Douglas H. McCorkindale	$1,850,000	–0–	$2,250,000	–0–
Gary L. Watson	$423,750	1,899	$517,500	2,395
Larry F. Miller	$465,000	–0–	$570,000	–0–
Thomas Curley	$350,000	1,479	$315,000	1,458
Craig A. Dubow	$195,000	874	$232,500	1,076

Long-Term Stock Awards: To Promote Long-Term Growth

      Long-term stock awards are based on the performance of Gannett common stock and are designed to align the executives’ interests with those of the Company’s shareholders. In 2002, the Committee decided to award long-term stock awards in the form of non-qualified stock options under the 2001 Plan to 1,376 management employees. A non-qualified stock option is the right to purchase shares of common stock of the Company within a fixed period of time (eight years for grants awarded through 1995 and ten years thereafter) at the fair market value of the common stock on the date of grant.

      The Committee decides whether to grant individual long-term stock awards and determines the amount of the awards. Long-term stock awards are based in part on the grade level of the executive, after an annual examination of the competitive marketplace. As is the case with annual bonuses, the Committee relies in large part on the recommendations of senior management as to the appropriate level of individual awards to lower level executives. Awards are based on past and expected performance as subjectively evaluated by management in making recommendations and by the Committee in approving them. Executives who can more directly influence the overall performance of the Company are the principal recipients of long-term awards. In 2002, the Board and the Committee authorized Mr. McCorkindale to award a pool of stock options to employees with salaries below a certain threshold.

      The following chart shows the number of stock options awarded in 2001 and 2002 to the Company’s Chief Executive Officer and four other most highly compensated executive officers:

Name	2001 Options	2002 Options

Douglas H. McCorkindale	375,000	400,000
Gary L. Watson	119,200	111,000
Larry F. Miller	93,600	100,000
Thomas Curley	75,200	69,000
Craig A. Dubow	70,000	80,000

Chief Executive Officer Compensation

      Mr. McCorkindale became Chairman on February 1, 2001. As discussed on page 18, the Committee negotiated a renewal of Mr. McCorkindale’s employment contract in 2000, and the renewed contract became effective on January 1, 2001. During the term of his contract, Mr. McCorkindale will receive an annual salary of $1.6 million, or such greater amount as the Board of Directors determines, and an annual bonus at the discretion of the Board. Once again this year, the Committee honored Mr. McCorkindale’s request not to receive a salary increase.

Mr. McCorkindale’s salary for 2002 was the minimum amount payable under his employment contract. In determining Mr. McCorkindale’s compensation for 2002, in accordance with the Committee’s charter the Committee reviewed the Company’s performance, relative shareholder return, earnings per share, return on assets, return on equity, operating cash flow, operating income as a percent of sales, stock price, and market value. For the 2002 fiscal year, reported earnings per diluted share were $4.31, an increase of 38% from 2001 results of $3.12. If the current financial accounting standards relating to accounting and reporting for acquired goodwill and other intangible assets (SFAS No. 142) had been in effect for all of 2001, earnings per diluted share would have increased 10% for the year to $4.31 in 2002 from $3.92 in 2001. After-tax cash flow per diluted share (after-tax income plus depreciation and amortization expense), on a reported basis, was $5.13 in 2002 versus $4.78 in 2001, a 7% increase. On a comparable basis, after-tax cash flow per diluted share rose 9% to $5.13 in 2002 from $4.71 in 2001. Operating income as a percent of sales was 30% in 2002 and 25% in 2001, on a reported basis. The Company’s operating income and operating cash flow margins for its newspaper and broadcasting segments were among the best in the industry.

      The Committee members also subjectively evaluated increases in the Company’s stock price during 2002 and its performance relative to the S&P 500 Index for the same period and the stock prices of the Company’s peer group, consisting of the S&P 500 Publishing Index, as well as other factors, when determining Chief Executive Officer compensation, without giving particular weight to any one or more factors.

      Mr. McCorkindale’s compensation was above the median for the chief executive officers surveyed. The Committee determined that the level of Mr. McCorkindale’s compensation was appropriate given his performance, the Company’s size and performance, and the industry in which it operates. As a general matter, media industry companies, particularly broadcasting companies, tend to compensate executives at a higher level than industrial or commercial enterprises. In particular, the Committee noted that the Company’s revenues are significantly larger than that of all other companies included in the S&P 500 Publishing Index. Mr. McCorkindale’s bonus and salary reflect these results.

      Consistent with the Committee’s goal of increasing the ownership of common stock by key officers as discussed above, during 2002 the Committee awarded Mr. McCorkindale options to purchase 400,000 shares of common stock under the 2001 Plan. The options vest over four years and expire in ten years. It is the Committee’s view that the award of these stock options continues to be an effective way of continuing to tie Mr. McCorkindale’s financial interests to those of the Company’s shareholders, since the value of these stock options is directly linked to increases in shareholder value. As of March 3, 2003, Mr. McCorkindale beneficially owned 1,705,116 shares of the Company’s common stock.

Executive Compensation Committee

James A. Johnson, Chair
Stephen P. Munn
Karen Hastie Williams

Executive Compensation Committee Interlocks and Insider Participation

      The Executive Compensation Committee of the Board of Directors during fiscal year 2002 was composed of James A. Johnson, who is the Chairman, Stephen P. Munn and Karen Hastie Williams. No member of the Executive Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2002. There are no interlock relationships as defined in the applicable SEC rules.

COMPARISON OF SHAREHOLDER RETURN

      The following graph compares the performance of the Company’s common stock during the period December 31, 1997 to December 31, 2002 with the S&P 500 Index and the S&P 500 Publishing Index (which consists of Dow Jones Co., Inc., Gannett Co., Inc., Knight-Ridder, Inc., The McGraw-Hill Corporation, Inc., Meredith Corporation, The New York Times Company and Tribune Company).

      The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The S&P 500 Publishing Index also is weighted by market capitalization.

      The graph depicts the results of investing $100 in the Company’s common stock, the S&P 500 Index, and the S&P 500 Publishing Index at closing prices on December 31, 1997. It assumes that dividends were reinvested quarterly with respect to the Company’s common stock, daily with respect to the S&P 500 Index and monthly with respect to the S&P 500 Publishing Index.

      What the graph does not reflect is that Gannett’s annual return for 2002 including reinvested dividends was 8.16% compared with
–22.10% for the S&P 500 Index and 6.55% for the S&P 500 Publishing Index.

SUMMARY COMPENSATION TABLE

      The following table summarizes compensation paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers during 2002 for services rendered to the Company over the past three fiscal years.

					Long-
					Term
					Compen-
					sation
	Annual Compensation				Awards(3)

				Other
				Annual	Securities	All Other
				Compen-	Underlying	Compen-
Name and		Salary	Bonus(1)	sation(2)	Options	sation(4)
Principal Position	Year	($)	($)	($)	(#)	($)

Douglas H. McCorkindale	2002	1,600,000	2,250,000	8,258	400,000	125,654
(Chairman, President and CEO)	2001	1,600,000	1,850,000	9,375	375,000	114,952
	2000	1,058,000	2,000,000	2,931	346,000	83,068

Gary L. Watson	2002	660,000	690,000	—	111,000	54,222
(President/ Newspaper Division)	2001	660,000	565,000	—	119,200	51,620
	2000	585,000	625,000	—	110,000	44,700

Larry F. Miller	2002	560,000	570,000	537	100,000	42,042
(Executive Vice President/ Operations)	2001	560,000	465,000	8,531	93,600	42,170
	2000	495,000	500,000	—	81,000	38,100

Thomas Curley	2002	500,000	420,000	461	69,000	44,922
(Senior Vice President/ Administration of Gannett	2001	500,000	440,000	—	75,200	44,111
and President and Publisher/ USA TODAY)	2000	475,000	510,000	—	70,000	41,492

Craig A. Dubow	2002	450,000	310,000	157,917	80,000	30,735
(President and CEO/ Broadcasting Division)	2001	383,750	260,000	3,063	70,000	27,338
	2000	318,000	230,000	—	32,000	24,864

(1)	Bonus awards may be in the form of cash or shares of Gannett common stock. Bonuses to executive officers typically are paid 25% in Gannett common stock and 75% in cash, both of which could be deferred under the Deferred Compensation Plan.

(2)	This column includes amounts paid in cash to reimburse the Company’s Chief Executive Officer and four other most highly compensated executive officers for the tax impact of certain perquisites. In the case of Mr. Dubow, who relocated from Atlanta, Georgia, to the Company’s headquarters in 2002, this column includes the aggregate incremental cost to the Company of providing various reportable perquisites, personal and relocation benefits in 2002, including a country club membership fee of $70,000.

(3)	Under the Company’s 2001 Omnibus Incentive Compensation Plan, stock awards in the form of stock options may be granted to key members of management who are in a position to make a substantial contribution to the long-term success of the Company.

(4)	This column includes (a) premiums of $6,522 paid by the Company for supplemental medical coverage for each of the Chief Executive Officer and four other most highly compensated executive officers, (b) the annual premiums paid by the Company on life insurance policies which are individually provided for the Company’s Chief Executive Officer and four other most highly compensated executive officers, as follows: Mr. McCorkindale—$113,632; Mr. Watson—$42,200; Mr. Miller—$30,020; Mr. Curley—$32,900; and Mr. Dubow—$18,713, and (c) a matching contribution of $5,500 in Gannett common stock received by the Company’s Chief Executive Officer and four other most highly compensated executive officers under the Company’s 401(k) plan.

OPTION GRANT TABLE

Option Grants in Last Fiscal Year

		Number of
		Securities	% of Total
		Underlying	Options	Exercise
		Options	Granted to	or Base
	Grant	Granted	Employees	Price	Expiration	Grant Date
Name	Date	(#)	in Fiscal Year	($/Sh)	Date	Present Value ($)

Douglas H. McCorkindale	12/3/02	400,000	7.06%	$70.21	12/3/12	$8,592,000
Gary L. Watson	12/3/02	111,000	1.96%	$70.21	12/3/12	$2,384,280
Larry F. Miller	12/3/02	100,000	1.77%	$70.21	12/3/12	$2,148,000
Thomas Curley	12/3/02	69,000	1.22%	$70.21	12/3/12	$1,482,120
Craig A. Dubow	12/3/02	80,000	1.41%	$70.21	12/3/12	$1,718,400

      This table shows options to purchase shares of Gannett common stock granted to the Company’s Chief Executive Officer and four other most highly compensated executive officers in 2002. Stock options are exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date. Executive officers may transfer stock options to family members.

      “Grant Date Present Value” has been calculated using the Black-Scholes model of option valuation. For purposes of calculating these values for all of the options, the Company assumed: a dividend yield of 1.34%, expected volatility of 26.12%, a risk-free interest rate of 3.89%, and a 7-year expected life. The calculated value of each option on the grant date was determined to be $21.48 per share subject to the option.

      On December 29, 2002, 672,543 shares of Gannett common stock were available for grants under the 2001 Omnibus Incentive Compensation Plan. At that time, there were options outstanding to purchase 23,841,229 shares with a weighted average exercise price of $63.53. The expiration dates range from December 12, 2003 to December 3, 2012.

STOCK OPTION TABLE

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End December 29, 2002 Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at December 29,		In-the-Money Options
			2002		at December 29, 2002(1)
	Shares		(#)		($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas H McCorkindale	200,000	$9,475,000	1,193,000	898,000	$20,854,256	$3,102,319
Gary L. Watson	50,000	$2,576,600	441,230	273,250	$7,508,445	$1,064,525
Larry F. Miller	45,795	$1,021,113	157,350	221,750	$970,465	$806,990
Thomas Curley	60,000	$2,745,349	204,970	171,250	$2,544,527	$675,930
Craig A. Dubow	8,249	$335,083	91,131	154,500	$636,073	$381,495

(1)	Represents the difference between the exercise price and the closing price of the Company’s common stock on December 27, 2002 of $70.85 per share.

Employment Contracts, Retirement and Change in Control Arrangements

      In 2000, the Company and Mr. McCorkindale renegotiated his employment contract, following his promotion to Chairman, President and Chief Executive Officer. The new contract became effective on January 1, 2001, and continues until July 1, 2004 (his normal retirement date), and thereafter from year to year until either the Board or Mr. McCorkindale terminates it on 90 days’ notice before the end of any term. During his employment, he will receive an annual salary of

$1.6 million or such greater amount as the Board of Directors determines and an annual bonus at the discretion of the Board of Directors. The contract also provides for various executive perquisites prior to and following his retirement, consistent with those received by prior Chief Executive Officers of the Company. Gannett may terminate the contract upon death, illness, disability or for “good cause,” as defined in the contract. If the contract is terminated due to Mr. McCorkindale’s death, illness or disability, Mr. McCorkindale or his estate will be entitled to receive the present value of his projected salary and bonuses, plus the value of all fringe benefits, for the balance of the term. Mr. McCorkindale has the right to terminate his employment for “good reason” as defined in the contract. If Mr. McCorkindale terminates the contract for good reason, or if Gannett terminates his employment in any way that constitutes a breach of the contract, he will receive a payment equal to the greater of (1) his total compensation in the year preceding the year of termination (comprised of salary, bonuses and the value of fringe benefits and deferred compensation) or (2) the present value of his projected salary, bonuses and the deemed value of fringe benefits for the balance of the term of the contract. Mr. McCorkindale also will have his benefits under any non-qualified supplemental retirement plan calculated by assuming his termination date were the normal expiration date of the contract and by taking into account the full service and compensation that he would have had if he had continued to work until the expiration of the contract. If Mr. McCorkindale remains in Gannett’s employ until at least July 1, 2004, then, upon the expiration of the contract, Gannett has agreed to retain him as a consultant for a period of five years at a fee of $150,000 per year. Mr. McCorkindale also would receive benefits under the Gannett Retirement Plan and Gannett Supplemental Retirement Plan.

      In the event of a change in control of Gannett, as defined in Mr. McCorkindale’s contract, Mr. McCorkindale will receive a lump sum cash payment equal to four times his total annual compensation paid in the calendar year immediately preceding the change in control. To the extent permitted under the applicable plan, all of his incentive pay, stock options and any other contingent executive compensation will be treated as if all targets were achieved on the date of the change in control and as if all otherwise unvested benefits became fully vested on such date. He also will receive the retiree benefits provided in the contract. The tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control if those payments have a present value of more than three times the employee’s average annual compensation for the last five years and are made under an agreement like the employment agreement described in this proxy statement. Mr. McCorkindale also is entitled to receive payment from the Company of an amount sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code of 1986.

      The Company has a Transitional Compensation Plan that provides certain payments to key executives of the Company and its subsidiaries who are terminated without cause or who resign for good reason within two years after a change in control. All executive officers included in the Summary Compensation Table above are covered by the Transitional Compensation Plan. Participants who choose to leave their employment within 30 days after the first anniversary of the change in control also qualify for payments under the Transitional Compensation Plan. A participant entitled to compensation will receive:

(i)	all payments and benefits earned through the date of termination;

(ii)	a severance payment of two to three years’ salary and bonus compensation, depending on length of service;

(iii)	life insurance and medical benefits for the same period; and

(iv)	extra retirement plan benefits as though employment had continued for such two-to-three-year period.

      Participants also are entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the severance payment under Section 4999 of the Internal Revenue Code. If there is a change in control of the Company, as defined in the Transitional Compensation Plan, options become exercisable in full and restricted stock awards become payable. In addition, the Company’s 1978 Executive Long-Term Incentive Plan provided for the grant of option surrender rights in tandem with stock options. In the event of a change in control, the holders of any outstanding option surrender rights are entitled to receive a payment equal to the spread between the option exercise price and the highest price paid for shares of Gannett common stock in connection with the change in control. If option surrender rights are exercised, the related options are canceled. To avoid double payments upon a change in control, any compensation and benefits received by Mr. McCorkindale under the terms of the Transitional Compensation Plan will be reduced (but not below zero) by any compensation and benefits received by him under the terms of his employment contract.

Pension Plans

      The Company’s executive officers participate in the Gannett Retirement Plan, a defined benefit pension plan that is qualified under Section 401 of the Internal Revenue Code, and the Gannett Supplemental Retirement Plan, an unfunded, nonqualified plan. The annual pension benefit under the plans, taken together, is largely determined by the number of years of employment multiplied by a percentage of the participant’s final average earnings (during the executive officer’s five highest consecutive years). The Internal Revenue Code places limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable above those limitations will be paid under the Gannett Supplemental Retirement Plan.

      The table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under these two retirement plans to the individuals named in the above Summary Compensation Table in specified compensation and years-of-service classifications.

Final	20 Years of	25 Years of	30 Years of	35 Years of	40 Years of
Average	Credited	Credited	Credited	Credited	Credited
Earnings	Service	Service	Service	Service	Service

700,000	280,000	350,000	374,500	399,000	413,000
800,000	320,000	400,000	428,000	456,000	473,500
900,000	360,000	450,000	481,500	513,000	534,000
1,000,000	400,000	500,000	535,000	570,000	594,500
1,500,000	600,000	750,000	802,500	855,000	897,000
2,000,000	800,000	1,000,000	1,070,000	1,140,000	1,200,000
2,500,000	1,000,000	1,250,000	1,330,000	1,415,000	1,500,000
3,000,000	1,200,000	1,500,000	1,600,000	1,700,000	1,800,000
3,500,000	1,400,000	1,750,000	1,860,000	1,975,000	2,100,000

      Final Average Earnings includes salaries shown on page 13 and bonuses shown on page 14. The credited years of service as of the end of the last fiscal year for the Company’s Chief Executive Officer and four other most highly compensated executive officers named in the Summary Compensation Table are as follows: Mr. McCorkindale—31, Mr. Watson—33, Mr. Miller—41, Mr. Curley—30 and Mr. Dubow—21.

Equity Compensation Plan Information

      The table below sets forth the following information as of the end of the Company’s 2002 fiscal year for (i) all compensation plans previously approved by the Company’s shareholders and (ii) all compensation plans not previously approved by the Company’s shareholders:

(1)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2)	the weighted-average exercise price of such outstanding options, warrants and rights;

(3)	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)	23,972,449	$63.58	672,543
Equity compensation plans not approved by shareholders(2)	219,449	$54.91	2,777,204
Total(3)	24,191,898		3,449,747

(1)	The equity compensation plans approved by Gannett’s shareholders are the 1978 Executive Long-Term Incentive Plan and the 2001 Omnibus Incentive Compensation Plan.

(2)	The equity compensation plans not approved by the Company’s shareholders are Gannett’s Employee ShareSave Scheme 2000 (the “ShareSave Plan”), the Gannett U.K. Limited Inland Revenue Approved Share Incentive Plan (“SIP”) and the Gannett Deferred Compensation Plan. The ShareSave Plan and the SIP are Inland Revenue approved plans under which our U.K. employees may purchase up to 3 million shares of our common stock. Under the ShareSave Plan, employees are granted options to purchase shares at the end of three years of service at a 15% discount off the market price at the time of grant. Employees make monthly contributions which are kept in interest bearing accounts and, at the election of the employee, used for the purchase price or returned to the employee. Under the SIP, employees use pre-tax dollars to purchase shares on a monthly basis at the then current market price and, depending upon the length of service and the reasons for leaving the Company, the employee may incur reduced or no U.K. taxes upon withdrawing shares from the plan. All shares delivered to participants under the ShareSave Plan or SIP are treasury shares or purchased in the open market. During the Company’s 2002 fiscal year, 2,050 shares were purchased by 21 participants under the ShareSave Plan and 787 shares were purchased by 7 participants under the SIP.

(3)	Does not include any shares which may be distributed pursuant to the Gannett Deferred Compensation Plan. The Gannett Deferred Compensation Plan is a non-qualified plan that provides benefits to key executives of the Company. The amounts elected to be deferred by each participant are credited to such participant’s account in the Deferred Compensation Plan, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s common stock or other selected investment funds as directed by the participant. Amounts that are treated as if invested in the Company’s common stock are distributed in shares of common stock or cash, at the Company’s election, except that deferrals of stock option income are distributed only in stock, and other amounts are distributed in cash. Participants in the Deferred Compensation Plan are general unsecured creditors of the Company with respect to their benefits under the plan. The Company does not make contributions on behalf of its executive officers to the Deferred Compensation Plan.

PROPOSAL 3—AMENDMENT OF 2001 OMNIBUS INCENTIVE COMPENSATION PLAN

Introduction

      The Board has amended the 2001 Omnibus Incentive Compensation Plan (“2001 Plan”) to increase the number of shares of common stock reserved for issuance under the 2001 Plan from 12 million shares to 21 million shares, subject to shareholder approval. We believe this amendment is necessary because as of February 25, 2003 only 643,939 shares of the 12 million shares reserved for issuance under the 2001 Plan remained available for grants of incentive awards. The following table illustrates Gannett’s usage of shares of common stock under the 2001 Plan:

Shares Reserved for Issuance at 2001 Annual Meeting:	12,000,000
Shares Granted to Participants in 2001:	5,608,095
Shares Granted to Participants in 2002:	5,813,750
Shares Granted to Participants through February 25, 2003:	68,404
Shares Forfeited/ Returned by Participants:	134,188
Remaining Shares as of February 25, 2003:	643,939

      Shareholder approval of the increase in the number of reserved shares under the 2001 Plan is necessary to make sure that the 2001 Plan continues to meet the requirements of the Internal Revenue Code, including the section 162(m) limitation on the deductibility of executive compensation and the requirements under section 422 for issuing incentive stock options, as well as the New York Stock Exchange shareholder approval requirements for equity compensation plans. Gannett grants awards under the 2001 Plan across a wide base of its employees and considers the ability to grant equity-based awards to be an important part of its strategy for recruiting and retaining key employees and for aligning the interests of key employees with the interests of the shareholders.

      A. Summary of the 2001 Plan

      The following summary description of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan, which is attached as an exhibit to our 2001 proxy statement. The parenthetical article and section references that follow refer to articles and sections of the 2001 Plan that relate to this summary.

      Corporate Governance Provisions: The 2001 Plan contains several provisions intended to make sure that awards under the 2001 Plan comply with established principles of corporate governance. These provisions include:

•	No Discount Stock Options. Stock options may not be granted with an exercise price of less than the fair market value of the common stock on the date the stock option is granted. This restriction may not be changed without shareholder approval. (Sections 6.3 and 16.3).

•	No Stock Option Repricings. Stock options may not be repriced absent shareholder approval. This provision applies to both direct repricings — lowering the exercise price of an outstanding stock option — and indirect repricings — canceling an outstanding stock option and granting a replacement stock option with a lower exercise price. (Section 16.3).

•	No Evergreen Provision. The 2001 Plan does not contain an “evergreen provision” — there is no automatic provision to replenish the shares of common stock authorized for issuance under the 2001 Plan.

      Administration. The 2001 Plan is administered by the Executive Compensation Committee (the “Committee”). The Committee is composed entirely of independent directors. Subject to the terms of the 2001 Plan, the Committee may grant awards under the 2001 Plan; establish the terms and conditions of those awards; construe and interpret the 2001 Plan and any agreement or instrument entered into under the 2001 Plan; establish, amend or waive rules and regulations for the 2001 Plan’s administration; amend the terms and conditions of any outstanding award as provided in the 2001 Plan; and take all other actions it deems necessary for the proper operation or administration of the 2001 Plan. The Committee may delegate its authority under the 2001 Plan, subject to certain limitations. (Section 3.2).

      Eligibility. Awards may be granted to employees of Gannett, its subsidiaries and affiliates, and directors of Gannett. The Committee will decide who should receive awards and what kind of awards they should receive. The 2001 Plan does not limit the number of employees and affiliates who may receive awards. (Sections 5.1 and 5.2).

      Shares Available for Grant. The common stock issued may be authorized but unissued shares or treasury shares. (Section 4.1). Forfeited shares, shares from lapsed awards, shares tendered to exercise an award, shares withheld for taxes and shares underlying awards which are settled in cash are included in the number of shares remaining available for grant.

      Types of Awards. The Committee may grant the following types of awards under the 2001 Plan: stock options; stock appreciation rights; restricted stock; and other equity-based and cash-based awards. (Article 4).

      Stock Options. A stock option is the right to purchase one or more shares of common stock at a specified price, as determined by the Committee. The Committee may grant non-qualified stock options and incentive stock options. (Article 6). A stock option is exercisable at such times and subject to such terms and conditions as the Committee determines. No more than 1 million shares of common stock subject to stock options may be granted to any participant in a fiscal year. (Section 4.1(a)). The exercise price of a stock option will not be less than 100% of the fair market value of a share of common stock on the date that the option is granted. (Section 6.3).

      Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive an amount in any combination of cash or common stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted freestanding or in tandem with related options. The exercise price of an SAR granted in tandem with an option will be equal to the exercise price of the related option, and may be exercised for all or part of the shares covered by such option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date the SAR is granted. No more than 1 million shares of common stock may be granted in the form of SARs to any participant in a fiscal year. (Section 4.1(b)). No SARs have been granted as of the date of this proxy statement.

      Restricted Stock. Restricted stock is an award of common stock that is subject to restrictions and such other terms and conditions as the Committee determines. No more than 500,000 restricted shares may be granted to any participant in a fiscal year. (Section 4.1(c)).

      Performance Units/ Shares and Cash-Based Awards. Certain awards are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1 million the annual corporate federal income tax deduction for “non-performance-based” compensation paid to the chief executive officer or any of the four other most highly compensated executive officers of a publicly held corporation.

      The Committee also may grant other types of awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Company’s common stock or other criteria established by the Committee and the achievement of performance goals. These awards are subject to such terms and conditions as the Committee determines. (Article 9). Payment of earned performance units/shares and cash-based awards may be made in any combination of cash or shares of common stock (as determined by the Committee) that have an aggregate fair market value equal to the value of the earned awards at the close of the applicable performance period. The maximum aggregate grant of performance shares that may be awarded to any participant in any fiscal year shall not exceed the value of 500,000 shares of common stock. (Section 4.1(d)). The maximum aggregate amount of performance units or cash-based awards that may be awarded to any participant in any fiscal year shall not exceed $10,000,000.

      Performance Measures. The 2001 Plan lists the performance measures the Committee may use to make performance-based awards under Section 162(m). These performance measures include (1) financial measures, such as earnings per share; net income (before or after taxes); net income from continuing operations; return on equity, assets, capital or investment; cash flows, including operating cash flow, and free cash flow; earnings; internal rates of return; dividends paid; gross revenues; and gross margins; (2) operating measures, such as growth in circulation, television ratings and advertising lineage; and (3) other measures such as achieving a diverse work force and share price. The performance measures may be determined by reference to (1) the performance of Gannett, one or more of its subsidiaries, or a division or unit of Gannett or one or more of its subsidiaries; or (2) comparisons of any of the performance measures relative to other companies. (Article 10).

      Adjustments. In the event of a change in the outstanding shares of common stock due to a stock split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, repurchase or exchange of common stock or other securities, or other corporate transaction or event, the Committee may take certain actions to prevent the dilution or enlargement of benefits under the 2001 Plan. These actions include adjusting (1) the number of shares of common stock that may be issued under the 2001 Plan (including the share limitations in Section 4.1); (2) the number of shares or price of shares subject to outstanding awards; and (3) the consideration to be paid upon the grant or exercise of any award. (Section 4.2).

      Change in Control. In the event of a change in control of the Company, as defined in the 2001 Plan, (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) all restriction periods and restrictions imposed on non-performance based restricted stock awards will lapse; and (3) target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance units and performance shares will be paid on a prorated basis assuming achievement of all relevant target performance goals as specified in the 2001 Plan. (Section 15). The Transitional Compensation Plan will continue to govern the extent to which cash-based awards are impacted by a change in control for Transitional Compensation Plan participants.

      Amendment and Termination. The Committee may amend or terminate the 2001 Plan at any time, but no such amendment or termination may adversely affect in any material way the rights of a participant with respect to an outstanding award without that participant’s consent. No awards may be granted after January 1, 2011. Shareholder approval is required for certain amendments to the 2001 Plan. (Section 16.3).

      Limitation on Shares Issued Other Than for Stock Options and SARs. The 2001 Plan limits to 1,500,000 the number of shares of common stock that may be granted in the aggregate in the form of Restricted Stock, Performance Shares and/or Performance Units. (Section 4.1).

B. Federal Income Tax Aspects of the 2001 Plan

      This is a brief summary of the federal income tax aspects of awards that may be made under the 2001 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances.

      Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the participant or for Gannett. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). Gannett will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must exercise the option while the participant is our employee or an employee of our subsidiary or, if the participant has terminated employment, no later than three months after the participant terminated employment.

      If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Gannett will be allowed a business expense deduction to the extent the participant recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

      Non-Qualified Options. The grant of a non-qualified stock option will not be a taxable event for the participant or Gannett. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

      A participant who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The participant will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the participant’s estate for estate tax purposes.

      Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2001 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal

Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

      Restricted Stock. A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the participant and will be taxable in the year the restrictions lapse. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

      Performance Units/ Shares and Cash-Based Awards. The award of Performance Units/ Shares and Cash-Based Awards will generally have no federal income tax consequences for Gannett or for the participant. The payment of the award is taxable to a participant as ordinary income. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

C. Other Matters

      The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the 2001 Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any director, officer or other employee of Gannett under the 2001 Plan if the amendment is approved.

      On March 10, 2003, the closing price of the Company’s common stock on the New York Stock Exchange was $68.22 per share.

Approval of Proposal 3

      Approval of the proposal to amend the 2001 Omnibus Incentive Compensation Plan will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the 2003 annual meeting.

      The Board of Directors recommends that the shareholders of the Company vote FOR the proposal to amend the 2001 Omnibus Incentive Compensation Plan. Unless a contrary choice is specified, shares represented by proxies will be voted FOR the amendment.

SECURITIES OWNED BY GANNETT MANAGEMENT

      The information presented below regarding beneficial ownership of common stock has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

      The following table presents, as of March 3, 2003, information based on Gannett’s records and filings with the SEC regarding beneficial ownership of the following persons:

•	each director and each nominee to the Board of Directors;

•	the Company’s Chief Executive Officer and four other most highly compensated executive officers in 2002; and

•	all directors and executive officers of Gannett as a group.

Name of Officer or Director	Title	Shares Owned

Douglas H. McCorkindale	Chairman, President and CEO	1,705,116
Gary L. Watson	President/Newspaper Division	481,145
Larry F. Miller	Executive Vice President/Operations	160,405
Thomas Curley	President and Publisher, USA TODAY and Senior Vice President/Administration of Gannett	240,779
Craig A. Dubow	President and CEO/Broadcasting Division	94,580
H. Jesse Arnelle	Director	1,911
Meredith A. Brokaw	Director	2,875
James A. Johnson	Director	1,875
Stephen P. Munn	Director	1,875
Donna E. Shalala	Director	1,000
Solomon D. Trujillo	Director	1,000
Karen H. Williams	Director	1,875
All directors and executive officers as a group (20 persons including those named above)		3,343,035

      Each person listed above owned, as of March 3, 2003, less than 1% of Gannett’s outstanding shares of common stock. All directors and executive officers as a group beneficially owned 3,343,035 shares on March 3, 2003, which represents 1.2% of the outstanding shares of common stock. The following shares of common stock are included because they may be acquired pursuant to stock options exercisable by May 2, 2003: Mr. McCorkindale—1,193,000; Mr. Watson—441,230; Mr. Miller—157,350; Mr. Curley—204,970; Mr. Dubow—89,380; and all directors and executive officers as a group—2,670,059.

      Except as described below, for all shares owned, Gannett believes that each director or executive officer possesses sole voting power and sole investment power. Some executive officers may share voting and/or investment power over shares held by members of their immediate family and may be deemed to beneficially own these shares. Included in the table above are shares held by immediate family members of Mr. Miller (1,834 shares), Mr. Curley (751 shares), and all directors and executive officers as a group (2,585 shares). Not included in the table above are 874 shares, as to which Mr. McCorkindale disclaims beneficial ownership, held by a member of his immediate family.

      The shares reported above do not include 1,242,254 shares owned on March 3, 2003 by the Gannett Retirement Plan Trust. The following officers of the Company serve on the Benefit Plans Committee, which has the power to direct the voting of those shares: Mr. McCorkindale, Richard L. Clapp (Senior Vice President/Human Resources), Mr. Miller and Gracia C. Martore (Senior Vice President and Chief Financial Officer).

DEFERRED COMPENSATION PLAN SHARES

      As of March 3, 2003, shares of Gannett common stock in the following amounts were deemed to be credited to the accounts of the Company’s directors and executive officers under the Company’s Deferred Compensation Plan: Mr. McCorkindale—93,368; Mr. Watson—23,866; Mr. Miller—15,993; Mr. Curley—18,467; Mr. Dubow—9,818; Mr. Arnelle—1,526; Mrs. Brokaw—7,866; Mr. Johnson—1,366; Ms. Shalala—1,507; Mr. Trujillo—106; all directors and executive officers as a group—224,621.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      We believe that all of our current and former directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2002, except as set forth below. The late reporting was not due to errors on the part of the individuals named, but was primarily due to advice by the Company’s outside securities counsel with respect to the required February 2002 reporting of exempt transactions that occurred during 2001 under the Company’s Deferred Compensation Plan, the effects of which were reflected in the total number of shares reported owned by the individuals. One transaction was reported late for Mr. Clapp, Michael J. Coleman, Robert T. Collins, Mr. Curley, Mr. Dubow, Millicent A. Feller, Denise H. Ivey, John B. Jaske, Roger L. Ogden, W. Curtis Riddle, Gary F. Sherlock, Mary P. Stier, Cecil L. Walker and Mr. Watson; two transactions were reported late for Susan Clark-Johnson, Philip R. Currie, Daniel S. Ehrman, Jr., George R. Gavagan, Ms. Martore, Mr. McCorkindale, Craig A. Moon and Carleton F. Rosenburgh; three transactions were reported late for Lawrence P. Gasho and Richard A. Mallary; four transactions were reported late for Sara M. Bentley and Thomas L. Chapple; seven transactions were reported late for Mr. Miller; eight transactions were reported late for Ms. Shalala; twelve transactions were reported late for Mrs. Brokaw, Mr. Johnson and Samuel J. Palmisano; thirteen transactions were reported late for Mr. Arnelle; fifteen transactions were reported late for Ardyth R. Diercks; an initial report on Form 3 was filed late for Mr. Trujillo; and one option grant was reported late on Form 3 for Paul Davidson.

Incorporation by Reference

      To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Executive Compensation Committee,” “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) and “Comparison of Shareholder Return” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

      As of the date of this proxy statement, the Board does not intend to present any matter for action at the 2003 annual meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Shareholder Proposals for 2004 Annual Meeting

      To be eligible for inclusion in the proxy materials for the Company’s 2004 annual meeting, shareholder proposals must be received at the Company’s principal executive offices by November 19, 2003. A shareholder who wishes to present a proposal at the Company’s 2004 annual meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices by February 4, 2004.

Cost of Soliciting Proxies

      The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials. In addition, Georgeson Shareholder Communications, Inc., New York, New York, has been retained to aid in the solicitation of proxies at a fee of $15,000, plus out of pocket expenses.

Important Notice Regarding Delivery of Shareholder Documents

      In accordance with a notice sent to certain street name shareholders of common stock who share a single address, only one copy of this proxy statement and the Company’s 2002 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or the Company’s 2002 Annual Report, he or she may contact the Company’s Secretary at Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107 or by calling the Secretary at (703) 854-6000. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of the Company’s annual report and proxy statement, you may request householding in the future by contacting the Secretary.

Annual Report

      A copy of our 2002 Annual Report to Stockholders is enclosed, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002. You may also obtain a copy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Our 2002 Annual Report and 2002 Form 10-K are also available through the Company’s website at http://www.gannett.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

March 18, 2003

Appendix A

CHARTER

AUDIT COMMITTEE

1.0 Organization and Independence.

1.1 An Independent Audit Committee

      The Board of Directors shall designate an Audit Committee, which shall be composed of at least three directors, all of whom must be “independent directors”. To be considered “independent”, the member, and the compensation received by such member, must satisfy the requirements of all applicable laws and regulations relative to audit committee independence, including without limitation those of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board.

1.2 Financial Qualifications.

      The members of the Committee shall possess such degree of financial or accounting expertise as may be required by law or by the regulations of the Securities and Exchange Commission or the New York Stock Exchange, as the Board of Directors interprets such qualification in its business judgment.

1.3 Requirements of the New York Stock Exchange.

      It is the intention of the Board that the Committee shall satisfy the requirements and standards set forth in the rules of the New York Stock Exchange applicable to audit committees.

2.0 The Committee’s Purposes

      The Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the Company and its shareholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      It is not the role of the Committee to plan or conduct audits, to guarantee the accuracy or quality of the Company’s financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and internal auditors. It is the responsibility of the Committee to maintain regular and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.

3.0 The Committee’s Duties and Responsibilities.

      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to oversee management’s implementation of prudent corporate accounting and reporting policies.

3.1 Appointment of the Independent Auditors.

      To the extent required by applicable law or regulation: (i) the Committee will be directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), (ii) the independent auditors shall report directly to the Committee, (iii) the Committee shall approve in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors, (iv) the Committee shall approve in advance all non-audit services performed by the independent auditors, and (v) all non-audit services to be performed by the independent auditors shall be disclosed. The Committee may delegate to one or more members of the committee who are independent directors the authority to grant preapprovals required by this subsection, and the decisions of the member to whom this authority is delegated shall be presented to the Committee at the next scheduled meeting of the committee. The independent auditors may not perform for the Company any services that are prohibited by law or regulation. The foregoing requirements do not preclude the committee from obtaining the input of management, but these responsibilities may not be delegated to management. The Board of Directors and management may communicate with the independent auditors at any time they deem it appropriate.

3.2 Annual Statement from the Independent Auditors.

      The Committee is responsible for obtaining from the independent auditors at least annually, a formal written statement delineating all relationships between the auditors and the Company. The Committee shall be responsible for conferring with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and for recommending to the Board of Directors such appropriate action as may be necessary to satisfy itself as to the qualifications, performance and independence of the independent auditors.

      To the extent required by law or regulation, the annual statement also shall describe: (i) the firm’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

      The Committee will comply with all relevant laws and regulations relative to (i) rotation of independent auditors or independent audit personnel and (ii) the performance of services by an independent audit firm when a former employee of that firm currently serves as chief executive officer, chief financial officer, chief accounting officer or equivalent officer of the Company.

3.3 Risk Assessment and Accounting Controls.

      The Committee will review with the independent auditors, the Company’s internal auditor, and appropriate financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and guidelines and policies to govern the process by which risk assessment and risk management is undertaken, and will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee will establish, implement and conduct an annual review of the procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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3.4 The Annual Audit.

      The Committee will meet with the independent auditors and financial management of the Company to review the scope of the proposed audit plan for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

      The Committee will regularly review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management, and management’s response.

      In that regard, no officer or director of the Company, or any other person acting under the direction thereof, shall violate any law or regulation that prohibits fraudulently influencing, coercing, manipulating, or misleading any independent auditor engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

3.5 Hiring Policies.

      The Committee will set clear hiring policies for employees or former employees of the independent auditors.

3.6 The Internal Audit Function

      The Company will maintain an internal audit function. The Committee will review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Committee will receive as necessary notification of material adverse findings from internal audits and a progress report on the proposed internal audit plan, as appropriate, with explanations for changes from the original plan.

3.7 Earnings Releases.

      The Committee will discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

3.8 Review of Financial Statements.

      The Committee will discuss with management and the independent auditors the annual audited financial statements and the quarterly financial statements, including a discussion of all matters relevant thereto that are required to be discussed under any applicable law or regulation or that the Committee otherwise considers it desirable to discuss. In addition the independent auditors must timely report to the Committee on all matters that are required to be reported under any applicable law or regulation or that the independent auditors otherwise consider it desirable to report.

      Each report that contains financial statements (including annual and quarterly reports), and that is required to be prepared in accordance with (or reconciled to) generally accepted accounting principles and filed with the SEC, shall reflect or disclose all information required to be reflected or disclosed under any applicable law or regulation, and in a manner in accordance with such law or regulation.

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3.9 Separate Meetings.

      Periodically, the Committee shall meet separately with management, with the internal auditor, and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors receive during the course of the audit.

3.10 Proxy Report.

      The Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

3.11 Succession Planning.

      The Committee will review accounting and financial staffing and succession planning within the Company as necessary.

3.12 Reporting to the Board.

      The Committee will review the matters discussed at each Committee meeting with the Board of Directors. The Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

3.13 Investigations.

      The Committee will investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). The Committee will discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies. The Company will follow all provisions of law or regulation that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

3.14 Ethics Policy Compliance.

      The Committee will review compliance with the Company’s Ethics Policy annually. To the extent required by applicable laws or regulations:

      (A) the Ethics Policy will continue to be applicable to senior financial officers of the Company, including its principal financial officer, and its controller or principal accounting officer, and to persons performing similar functions;

      (B) the Company immediately shall disclose, by means of the filing of an applicable SEC reporting form, dissemination by the Internet or by other electronic means, any waiver of or change in the Ethics Policy for such senior financial officers;

      (C) the Company’s Ethics Policy shall continue to include such standards as are reasonably necessary to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company; and (3) compliance with applicable governmental laws and regulations.

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3.15 Legal Compliance.

      The Committee will review compliance with the company’s legal compliance policy annually. The Committee will discuss with the Company’s General Counsel legal matters that may have a material impact on the company’s financial statements or compliance policies.

3.16 Review of the Committee Charter.

      The Committee will review the Audit Committee charter annually and include it in the company’s proxy statement as required by applicable law or regulation.

3.17 Outside Advisors.

      The Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate. It may retain these advisors without seeking board approval. The Company will provide appropriate funding, as determined by the Committee, for payment of the compensation of the independent auditors and to any advisors engaged by the Committee.

3.18 Performance Evaluations.

      The Committee will conduct an annual performance evaluation of the Committee.

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Gannett Co., Inc.
2001 Omnibus Incentive
Compensation Plan

Effective January 1, 2001

[Revised to reflect revisions through February 25, 2003]

Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan

Article 1. Establishment, Objectives, and Duration

     1.1 Establishment of the Plan. Gannett Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.

     Subject to approval by the Company’s stockholders, the Plan shall become effective as of January 1, 2001 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

     1.4 Prior Plans. Effective on May 8, 2001, no further awards shall be made under the Company’s 1978 Executive Long-Term Incentive Plan or the 1968 Executive Incentive Bonus Plan; provided, however, that any rights theretofore granted under either such plan shall not be affected.

Article 2. Definitions

          Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

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     2.3 “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

     2.6 “Cash-Based Award” means an Award granted to a Participant as described in Article 9 hereof.

     2.7 “Change in Control” shall be deemed to have occurred under any one or more of the following conditions:

i. if, within three years of any merger, consolidation, sale of a substantial part of Gannett’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of Gannett immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of Gannett or (y) of any successor to Gannett, or (z) if Gannett becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (Gannett shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of Gannett entitled to vote generally in the election of directors (“Voting Stock”));

ii. if, as a result of a Transaction, Gannett does not survive as an entity, or its shares are changed into the shares of another corporation;

iii. if any “person” (as that term is used in Section 13(d) or 14(d)(2) of the Exchange Act) becomes a beneficial owner directly or indirectly of securities of Gannett representing 20% or more of the combined voting power of Gannett’s Voting Stock;

iv. if three or more persons are elected directors of Gannett despite the opposition of a majority of the directors of Gannett then in office; or

v. upon determination by the Committee that a Change in Control has occurred, if such a person as defined in subparagraph (iii) above becomes the beneficial owner directly or indirectly of securities of Gannett representing from 12% up to 20% of the combined voting power of Gannett’s Voting Stock.

Effective as of December 4, 2001, “Change in Control” shall have the same definition as set forth in Section 5 of the Gannett Transitional Compensation Plan, as that definition may be amended from time to time.

     2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

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     2.9 “Committee” means any committee appointed by the Board to administer Awards to Employees or Directors, as specified in Article 3 hereof.

     2.10 “Company” means Gannett Co., Inc., a Delaware corporation and any successor thereto as provided in Article 18 hereof.

     2.11 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.12 “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

     2.13 “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee, or if different, as defined in the Employee’s employment contract with the Company or any of its Affiliates or Subsidiaries.

     2.14 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

     2.15 “Employee” means any employee of the Company or its Subsidiaries or Affiliates.

     2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.17 “Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reflected in the consolidated trading tables of USA Today or any other publication selected by the Committee, provided that, if Shares shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any Share be less than its par value.

     2.18 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 hereof.

     2.19 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

     2.20 “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

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     2.21 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

     2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof.

     2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.24 “Participant” means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

     2.25 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.26 “Performance Share” means an Award granted to a Participant, as described in Article 9 hereof.

     2.27 “Performance Unit” means an Award granted to a Participant, as described in Article 9 hereof.

     2.28 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

     2.29 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

     2.30 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

     2.31 “Retirement” means any retirement recognized under the Gannett Retirement Plan or any successor plan thereto.

     2.32 “Shares” means the Company’s common stock, par value $1.00 per share.

     2.33 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

     2.34 “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

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     2.35 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

     3.1 General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company.

     3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4. Shares Subject to the Plan and Maximum Awards

     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall be twenty-one million (21,000,000), no more than one million five hundred thousand (1,500,000) of which may be granted in the aggregate in the form of Restricted Stock, Performance Shares and/or Performance Units. The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Shares issued under the Plan may be authorized but unissued shares or treasury shares. The Plan also amends and restates the 1978 Executive Long-Term Incentive Plan and the 1968 Executive Incentive Bonus Plan, each in its entirety (it being noted that awards under such plans prior to May 8, 2001, shall not be impacted by this amendment).

     Unless the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

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(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one Participant shall be one million (1,000,000).

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one Participant shall be one million (1,000,000).

(c)	Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

(d)	Performance Shares/Performance Units and Cash-Based Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the value of five hundred thousand (500,000) shares; the maximum aggregate amount awarded with respect to Cash-Based Awards or Performance Units to any one Participant in any one fiscal year may not exceed ten million dollars ($10,000,000).

     4.2 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

     4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

Article 5. Eligibility and Participation

     5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

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     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

     5.3 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any Employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

     5.4 Leaves of Absence. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine: (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and (b) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

     6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

     6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to

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satisfy the Option Price); or (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion. The tendering of previously acquired shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

     Cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     6.8 Nontransferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

Article 7. Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

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     Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	The number of Shares with respect to which the SAR is exercised.

     In the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

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Article 8. Restricted Stock

     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts, as the Committee shall determine.

     8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.

     8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

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Article 9. Performance Units, Performance Shares, and Cash-Based Awards

     9.1 Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2 Award Agreement. At the Committee’s discretion, each grant of Performance Units/Shares and Cash-Based Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

     9.3 Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.”

     9.4 Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Unless otherwise determined by the Committee, notwithstanding any other provision of the Plan, payment of Cash-Based Awards shall only be made for those Participants who are Directors or in the employ of the Company at the end of the Performance Period or, if none has been specified, the end of the applicable award year.

     9.5 Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     Unless otherwise provided by the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as

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apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

     9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.

Article 10. Performance Measures

     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Net income from continuing operations;

(d)	Return measures (including, but not limited to, return on assets, equity, capital or investment);

(e)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(f)	Cash flow return on investments, which equals net cash flows divided by owner’s equity;

(g)	Earnings before or after taxes, interest, depreciation and/or amortization;

(h)	Internal rate of return or increase in net present value;

(i)	Dividend payments;

(j)	Gross revenues;

(k)	Gross margins;

(l)	Operating measures such as growth in circulation, television ratings and advertising lineage;

(m)	Internal measures such as achieving a diverse workforce;

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(n)	Share price (including, but not limited to, growth measures and total shareholder return); and

(o)	Any of the above measures compared to peer or other companies.

     Performance measures may be set either at the corporate level, division level, or the business unit level.

     Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 11. Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a beneficiary designation has not been made, or the beneficiary was not properly designated (in the sole discretion of the Committee), has died or cannot be found, all payments after death shall be paid to the Participant’s estate. In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant’s estate.

Article 12. Deferrals

     The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Employees/Directors

     13.1 Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s employ, or as a Director, or interfere with or limit in any way the right of the Company to terminate any Participant’s employment or directorship at any time.

     13.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

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     13.3 Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 9.5, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 14. Termination of Employment/Directorship

     Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to such Participant’s outstanding Award(s) following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 15. Change in Control

     15.1 Treatment of Outstanding Awards Other than Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

(a)	Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term;

(b)	Any restriction periods and restrictions imposed on Restricted Stock that are not performance-based shall lapse; and

(c)	The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control and, subject to Section 15.4, there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control, a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the Change in Control. Subject to Section 15.4, such Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

     15.2 Treatment of Cash-Based Awards. Any outstanding Cash-Based Awards shall not accelerate or vest as a result of a Change in Control. The extent to which any outstanding Cash-Based Awards are impacted by a Change in Control shall be governed by the Company’s Transitional Compensation Plan, as the same may be amended from time to time.

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     15.3 Limitation on Acceleration.

(a)	Intention of Section 15.3: The acceleration or payment of Awards could, in certain circumstances, subject the Participant to the excise tax provided under Section 4999 of the Code. It is the object of this Section 15.3 to enable each Participant to retain in full the benefits of the Plan and to provide for the maximum after-tax income to each Participant. Accordingly, the Participant must determine, before any payments are made on Awards governed by Section 15.1, which of two alternative forms of acceleration will maximize the Participant’s after-tax proceeds, and must notify the Company in writing of his or her determination. The first alternative is the payment in full of all Awards governed by Section 15.1. The second alternative is the payment of only a part of the Participant’s Awards so that the Participant receives the largest payment possible without causing an excise tax to be payable by the Participant under Section 4999 of the Code. This second alternative is referred to in this Section as “Limited Vesting”.

(b)	Limitation on Participant’s Rights: The Participant’s Awards shall be paid only to the extent permitted under the alternative determined by the Participant to maximize his or her after-tax proceeds, and the Participant shall have no rights to any greater payments on his or her Awards.

(c)	Determination to be Conclusive: The determination of whether Limited Vesting is required and the application of the rules in Section 15.4 shall initially be made by the Participant and all such determinations shall be conclusive and binding on the Company unless the Company proves that they are clearly erroneous. In the latter event, such determinations shall be made by the Company.

     15.4 Limitation on Payment. Notwithstanding Section 15.1, if Limited Vesting applies then the amount paid on exercise or payment of an Award shall not exceed the largest amount that can be paid without causing an excise tax to be payable by the Participant under Section 4999 of the Code. If payments are so limited, awards shall be deemed paid in the following order:

(a)	all exercised Options or SARs that were accelerated pursuant to Section 15.1(a) shall be deemed paid first;

(b)	all awards of Performance Units, Performance Shares and performance-based Restricted Stock shall then be deemed paid; and

(c)	finally, all awards of Restricted Stock that are not performance-based shall be deemed paid.

As among awards or portions of awards of the same type, those vesting at the most distant time in the future (absent a Change in
Control) shall be deemed paid first.

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     15.5 Expenses. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by a Participant in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceeding involving the provisions of Section 15.4, whether or not initiated by the Participant.

     15.6 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control.

Article 16. Amendment, Modification, and Termination

     16.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee or the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

     16.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     16.3 Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) permits the grant of any Option with an Option Price less than the Fair Market Value of the Shares on the date of grant; or (b) reduces the Option Price of an outstanding Option, either by lowering the Option Price or by canceling an outstanding Option and granting a replacement Option with a lower exercise price.

     16.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, to the extent the Committee so determines, all Awards granted under this Plan to Employees who are or could reasonably become Covered Employees as determined by the Committee shall comply with the requirements of Code Section 162(m). In addition, if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

Article 17. Withholding

     17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Federal statutory minimum, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, his obligations pursuant to this Section 17.1 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the

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election is made in writing on or prior to (i) the date of exercise, in the case of Options and SAR’s (ii) the date of payment, in respect of Performance Units/Shares, or Cash-Based Awards, and (iii) the expiration of the incentive period, in respect of Restricted Stock. Any election made under this Section 17.1 shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 18. Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 19. General Provisions

     19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     19.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     19.5 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

     19.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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     19.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary or Affiliate, and accordingly, subject to Section 16.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

     19.8 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries will be covered by the Plan or relevant subplans;

(b)	Determine which Employees employed outside the United States are eligible to become Participants in the Plan;

(c)	Modify the terms and conditions of any Award granted to Participants who are employed outside the United States;

(d)	Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary, advisable or convenient, or to the extent appropriate to provide maximum flexibility for the Participant’s financial planning. Any subplans and modifications to the Plan terms or procedures established under this Section 19.8 by the Committee shall be filed with the Plan document as Appendices; and

(e)	Take any action, before or after an Award is made, which the Committee deems advisable to obtain, comply with, or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals, as they may affect this Plan, any subplan, or any Participant.

     19.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     19.10 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts located in the Commonwealth of Virginia, County of Fairfax, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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GANNETT CO., INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS – MAY 6, 2003

The undersigned hereby appoints Douglas H. McCorkindale, Gracia C. Martore and Thomas L. Chapple or any of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 6, 2003 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting.

Please cast your votes on the reverse side, by telephone or online as described on the reverse side. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. To vote in accordance with the Board of Directors' recommendations, just sign the reverse side; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the Board of Directors' recommendations.

SEE REVERSE
SIDE

COMPANY # ______________ CONTROL # _______________

Voting Instructions For Gannett Co., Inc.’s
2003 Annual Meeting of Shareholders

Gannett Co., Inc. shareholders may vote their shares for matters to be covered at the Company’s 2003 Annual Meeting of Shareholders using a toll-free telephone number, via the Internet or using the attached proxy card. Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Below are voting instructions for all three options.

Vote By Phone — 1-800-240-6326

Use any touch tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 10:00 a.m. on May 5, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located in the box in the upper right-hand corner of this card, and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros, and then follow the simple voting instructions.

Vote by the Internet — http://www.eproxy.com/gci/

Use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 10:00 a.m. on May 5, 2003. Have your proxy card in hand. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located in the box in the upper right-hand corner of this card, and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank, and then follow the simple voting instructions. You will have the option to consent to receipt via the Internet of all materials related to future annual meetings.

Vote By Mail

Mark, sign and date the attached proxy card and return it in the enclosed postage-paid envelope.

If you vote by phone or the Internet, please do not mail your proxy card.
THANK YOU FOR VOTING.

Please detach here

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS: Nominees are:

01	H. Jesse Arnelle	02	Solomon D. Trujillo	03	Karen Hastie Williams

☐	VOTE FOR all nominees except those I have listed below	☐	VOTE WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

____________________________________________

____________________________________________

2.	PROPOSAL TO RATIFY PricewaterhouseCoopers LLP as the Company’s Auditors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	PROPOSAL TO AMEND 2001 Omnibus Incentive Compensation Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.

Address Change? Mark Box ☐ Indicate changes below.

Date ________________________________________

____________________________________________

____________________________________________

Signature(s) in Box

Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title.